UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

RALLYBIO CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40693	85-1083789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Church Street, Suite 1020
	New Haven, Connecticut	06510
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 203 859-3820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RLYB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On January 31, 2023, the Board of Directors (the Board) of Rallybio Corporation (Rallybio) appointed Jonathan I. Lieber as Chief Financial Officer and Treasurer, effective February 1, 2023. In this role, Mr. Lieber will also serve as Rallybio’s principal financial officer, effective February 1, 2023.

Prior to joining Rallybio, Mr. Lieber, age 53, most recently served as the Chief Financial Officer of Applied Genetic Technologies Corporation from September 2021 until November 2022, a biotechnology gene therapy company focused on rare diseases, which was publicly traded until acquired in November 2022, where he led all capital raising activities and was responsible for accounting and finance, human resources, investor relations, information technology and project management. From December 2018 until September 2021, Mr. Lieber was a Managing Director at Danforth Advisors, a private equity-backed firm, where he provided financial, accounting and strategic advice to diverse public and private healthcare companies. From July 2015 until December 2018, Mr. Lieber served as Chief Financial Officer of Histogenics Corporation, a publicly traded cell therapy company. Mr. Lieber also served as the Chief Financial Officer of Metamark Genetics, Inc., Repligen Corporation, Xcellerex, Inc., and Altus Pharmaceuticals. Mr. Lieber began his career in healthcare as an investment banker at Salomon Brothers / Salomon Smith Barney and SG Cowen. He is a member of the board of directors of Salarius Pharmaceuticals (SLRX) and serves on its Audit and Nominating and Corporate Governance Committees. Mr. Lieber earned his B.S. in business administration and finance from Boston University and an M.B.A. in finance from New York University’s Leonard N. Stern School of Business.

In connection with his appointment as Chief Financial Officer, Mr. Lieber and Rallybio entered into an Employment Agreement (the Employment Agreement), pursuant to which Mr. Lieber will receive an initial annual base salary of $460,000 per year. In addition, Mr. Lieber will receive a sign-on bonus of $100,000. Under the terms of the Employment Agreement, Mr. Lieber will be eligible to receive an annual target bonus of up to 40% of his base salary based on achievement of individual and/or company annual performance goals, as set by the Board or the Compensation Committee of the Board. Mr. Lieber will serve for an initial one-year term, which term will automatically extend for successive one-year terms unless either Rallybio or Mr. Lieber elects to not extend the term by giving the other party at least 60 days’ notice prior to the end of the current term.

In connection with his appointment, Mr. Lieber will be granted an option to purchase 240,000 shares of Rallybio’s common stock at an exercise price equal to the closing price of Rallybio’s common stock on the date of grant. The stock option is subject to the terms of Rallybio’s 2021 Equity Incentive Plan and execution of Rallybio’s form of stock option agreement. The stock option will vest with respect to 25% of the shares subject to the award on the first anniversary of the grant date, and in equal monthly installments thereafter until fully vested on the fourth anniversary of the grant date, subject to Mr. Lieber’s continued service through each such vesting date.

Pursuant to the Employment Agreement, Mr. Lieber is entitled to severance payments and benefits in connection with certain qualifying terminations of employment. If Mr. Lieber’s employment is terminated by Rallybio without cause, as a result of Rallybio’s non-extension of the employment term or by Mr. Lieber for good reason, as defined in the Employment Agreement, he will be entitled to receive (i) any earned and payable, but unpaid, annual bonus for a calendar year ending on or preceding the date of termination, (ii) continued payment of his annual base salary for a period of 12 months following termination and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by Rallybio on behalf of Mr. Lieber and his eligible dependents for 12 months following termination (or, if earlier, until such time as Mr. Lieber ceases to be eligible for COBRA coverage or obtains health coverage from another employer). If Mr. Lieber’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year) and (ii) continued payment of his annual base salary for a period of six months following termination.

If Mr. Lieber’s employment is terminated by Rallybio without cause, as a result of Rallybio’s non-extension of the employment term or by Mr. Lieber for good reason, as defined in the Employment Agreement, in each case within the 12-month period following a change in control, in lieu of the severance payments and benefits described above, he will be entitled to receive (i) any earned and payable, but unpaid, prior year annual bonus (or current year bonus if the termination occurs on the last day of the calendar year), (ii) an amount equal to 1.5 times the sum of his annual base salary and target annual bonus, payable over 18 months following termination and (iii) subject to his timely election of COBRA coverage, payment of a monthly amount equal to the monthly health premiums paid by Rallybio on his behalf and his eligible dependents for 18 months following termination (or, if earlier, until such time as the executive officer ceases to be eligible for COBRA coverage or obtains health coverage from another employer). In addition, any outstanding and unvested equity awards, the vesting of which is based only on the passage of time, held by Mr. Lieber as of the date of termination shall vest in full immediately prior to such termination of employment.

Rallybio’s obligation to provide severance payments and other benefits under the Employment Agreement is conditioned on Mr. Lieber signing a release of claims in favor of Rallybio. Under the Employment Agreement, Mr. Lieber has agreed that during his employment and for one year following his termination of employment he will not compete with Rallybio or solicit its customers, employees, representatives, agents, vendors, joint venturers or licensors.

In connection with Mr. Lieber’s appointment as CFO, he will enter into Rallybio’s standard form of indemnification agreement with its directors and officers, a copy of which was filed as Exhibit 10.7 to Amendment No. 1 to Rallybio’s Registration Statement on Form S-1 filed with the SEC on July 22, 2021.

There are no arrangements or understandings between Mr. Lieber and any other person pursuant to which he was appointed as an executive officer. Mr. Lieber does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, a copy of which Rallybio expects to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2022.

Departure of Jeffrey M. Fryer

Mr. Lieber succeeds Jeffrey M. Fryer, CPA, Rallybio’s Co-Founder and CFO. Rallybio announced Mr. Fryer’s departure in June 2022. Following a transition period with Mr. Lieber, Mr. Fryer will depart the company on February 15, 2023. In connection with Mr. Fryer’s departure, Mr. Fryer entered into a release and separation agreement (the Fryer Agreement) with Rallybio, pursuant to which Rallybio agreed to accelerate the vesting of 75,000 shares of restricted common stock of the Corporation, effective upon the effective date of the Fryer Agreement. The agreement also includes provisions concerning non-competition and indemnification, and other covenants.

The foregoing description of the Fryer Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Fryer Agreement, a copy of which Rallybio expects to file with its Annual Report on Form 10-K for the fiscal year ending December 31, 2022, and upon filing will be incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release issued by Rallybio on January 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALLYBIO CORPORATION

Date:	January 31, 2023	By:	/s/ Michael V. Greco
Michael V. Greco General Counsel and Secretary